As filed with the Securities and Exchange Commission on November 13, 2019

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENSKE AUTOMOTIVE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

(For Co-registrants, Please See Table of Other Registrants on the Following Page)

Delaware	22-3086739
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

(248) 645-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shane M. Spradlin

Executive Vice President and General Counsel

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

Telephone No.: (248) 648-2560

Facsimile No.: (248) 648-2515

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)
Preferred Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)
Debt Securities	(1)	(1)	(1)	(1)
Subsidiary Guarantees of Debt Securities(2)	(1)	(1)	(1)	(1)
Warrants(3)	(1)	(1)	(1)	(1)
Rights to Purchase Common Stock(4)	(1)	(1)	(1)	(1)

(1)          An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

(2)          Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee is payable in respect of the subsidiary guarantees.

(3)          Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

(4)          There are hereby registered such indeterminate number of rights to purchase common stock as may be issued as a dividend for which no separate consideration will be received to holders of common stock and related securities entitling such holders to subscribe for and purchase common stock registered hereunder.

TABLE OF OTHER REGISTRANTS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ATC CHATTANOOGA, LLC	Delaware	38-3944558
ATC KNOXVILLE, LLC	Delaware	36-4798298
ATC REALTY INVESTMENTS, LLC	Oklahoma	46-1057967
ATC WEST TEXAS, LLC	Delaware	38-3933090
ATLANTIC AUTO FUNDING CORPORATION	Delaware	16-1480801
ATLANTIC AUTO SECOND FUNDING CORPORATION	Delaware	16-1502671
ATLANTIC AUTO THIRD FUNDING CORPORATION	Delaware	16-1505549
AUTO MALL PAYROLL SERVICES, INC.	Florida	65-0168491
AUTOMOTIVE MEDIA HOLDINGS, LLC	Delaware	27-0487960
BOWEN REALTY INVESTMENTS, LLC	Oklahoma	73-1199575
BRETT MORGAN CHEVROLET-GEO, INC.	Delaware	62-1666250
CENTRAL FORD CENTER, INC.	Arkansas	71-0472936
CJNS, LLC	Delaware	86-1024936
CLASSIC AUTO GROUP, INC.	New Jersey	22-3115638
CLASSIC ENTERPRISES, LLC	Delaware	22-3115638
CLASSIC IMPORTS, INC.	New Jersey	22-3528527
CLASSIC MANAGEMENT COMPANY, INC.	New Jersey	22-3271563
CLASSIC MOTOR SALES, LLC	Delaware	22-3555425
CLASSIC NISSAN OF TURNERSVILLE, LLC	Delaware	52-2097845
CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.	Texas	74-2355160
CLASSIC SPECIAL ADVERTISING, INC.	Texas	74-2821777
CLASSIC SPECIAL AUTOMOTIVE GP, LLC	Texas	74-2974762
CLASSIC SPECIAL AUTOMOTIVE, LTD.	Texas	74-2974762
CLASSIC SPECIAL HYUNDAI, LTD.	Texas	74-2974736
CLASSIC SPECIAL, LLC	Texas	74-2974736
CLASSIC TURNERSVILLE, INC.	New Jersey	22-3523436
COUNTY AUTO GROUP PARTNERSHIP	New Jersey	13-3678489
COVINGTON PIKE DODGE, INC.	Delaware	62-1470261
CYCLE HOLDINGS, LLC	Delaware	26-1860955
D. YOUNG CHEVROLET, LLC	Delaware	35-2035177
DAN YOUNG CHEVROLET, INC.	Indiana	35-1123225
DAN YOUNG MOTORS, LLC	Delaware	35-2035179
DANBURY AUTO PARTNERSHIP	Connecticut	06-1349205
DEALER ACCESSORIES, LLC	Delaware	26-0111056
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP	New Jersey	22-3186252
DIFEO HYUNDAI PARTNERSHIP	New Jersey	22-3186280
DIFEO LEASING PARTNERSHIP	New Jersey	22-3193493
DIFEO NISSAN PARTNERSHIP	New Jersey	22-3186257
DIFEO PARTNERSHIP, LLC	Delaware	22-3145559
DIFEO TENAFLY PARTNERSHIP	New Jersey	22-3186285
eCARSHOP, LLC	Delaware	none
EUROPA AUTO IMPORTS, INC.	California	95-2305855
FLORIDA CHRYSLER PLYMOUTH, INC.	Florida	59-2676162
FRN OF TULSA, LLC	Delaware	74-2870051
GENE REED CHEVROLET, INC.	South Carolina	57-0714181
GMG MOTORS, INC.	California	95-2691214
GOODSON NORTH, LLC	Delaware	74-2962022
GOODSON SPRING BRANCH, LLC	Delaware	74-2962017
HBL, LLC	Delaware	38-3635872
HILL COUNTRY IMPORTS, LTD.	Texas	74-2585314
HT AUTOMOTIVE, LLC	Delaware	41-2251059

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
HUDSON MOTORS PARTNERSHIP	New Jersey	22-3186282
KMT/UAG, INC.	California	95-3189650
LANDERS AUTO SALES, LLC	Delaware	84-1664308
LANDERS BUICK-PONTIAC, INC.	Arkansas	71-0765000
LANDERS FORD NORTH, INC.	Arkansas	71-0833592
LATE ACQUISITION I, LLC	Delaware	33-1011098
LATE ACQUISITION II, LLC	Delaware	33-1011096
MICHAEL CHEVROLET-OLDSMOBILE, INC.	South Carolina	57-0917132
MOTORCARS ACQUISITION III, LLC	Delaware	38-3526235
MOTORCARS ACQUISITION IV, LLC	Delaware	38-3569545
MOTORCARS ACQUISITION V, LLC	Delaware	87-0721680
MOTORCARS ACQUISITION VI, LLC	Delaware	86-1121782
MOTORCARS ACQUISITION, LLC	Delaware	38-3526432
NATIONAL CITY FORD, INC.	Delaware	33-0834429
OCT PARTNERSHIP	New Jersey	22-3248303
PAG ACQUISITION 27, LLC	Delaware	27-0398643
PAG ACQUISITION 28, LLC	Delaware	27-0398588
PAG ACQUISITION 61, LLC	Delaware	none
PAG ACQUISITION 62, LLC	Delaware	none
PAG ACQUISITION 63, LLC	Delaware	none
PAG ACQUISITION 64, LLC	Delaware	none
PAG ACQUISITION 65, LLC	Delaware	none
PAG ACQUISITION 66, LLC	Delaware	none
PAG ANNAPOLIS JL1, LLC	Delaware	46-3695869
PAG ARKANSAS F1, LLC	Delaware	45-3265105
PAG ARKANSAS F2, LLC	Delaware	45-4552146
PAG ATLANTA MANAGEMENT, LLC	Delaware	13-3865530
PAG AUSTIN H1, LLC	Delaware	none
PAG AUSTIN L1, LLC	Delaware	83-1863142
PAG ARIZONA CS, LLC	Delaware	none
PAG AZ PROPERTIES, LLC	Delaware	26-1377262
PAG BEDFORD A1, LLC	Delaware	27-3969879
PAG BEDFORD P1, LLC	Delaware	27-3969933
PAG BEDFORD PROPERTIES, LLC	Delaware	none
PAG CHANDLER JLR, LLC	Delaware	none
PAG CHANTILLY M1, LLC	Delaware	26-1377251
PAG CHANTILLY P1, LLC	Delaware	83-4583556
PAG CLOVIS T1, INC.	Delaware	26-1857570
PAG CONNECTICUT LR1, LLC	Delaware	47-2218165
PAG CYCLES MI, LLC	Delaware	46-3817133
PAG DAVIE P1, LLC	Delaware	46-3687094
PAG DELAWARE CS, LLC	Delaware	none
PAG DISTRIBUTOR S1, LLC	Delaware	87-0766681
PAG EAST, LLC	Delaware	35-2036025
PAG EDISON B1, LLC	Delaware	46-2906028
PAG GOODYEAR F1, LLC	Delaware	86-1024935
PAG GREENWICH B1, LLC	Delaware	46-4359670
PAG GREENWICH HOLDINGS, LLC	Delaware	46-4033557
PAG INTERNATIONAL SERVICES, LLC	Delaware	46-4042748
PAG INVESTMENTS, LLC	Delaware	27-5082711
PAG LEANDER H1, LLC	Delaware	none
PAG MADISON L1, LLC	Delaware	46-0992715
PAG MADISON T1, LLC	Delaware	46-0983205
PAG MARIN M1, INC.	Delaware	27-4171554
PAG MARYLAND CS, LLC	Delaware	none

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PAG MCALLEN H1, LLC	Delaware	46-3643632
PAG MCALLEN T1, LLC	Delaware	46-3655017
PAG MENTOR A1, INC.	Ohio	34-1403202
PAG MICHIGAN HOLDINGS, LLC	Delaware	30-0193048
PAG NEW JERSEY A1, LLC	Delaware	47-5025018
PAG NEW JERSEY CS, LLC	Delaware	81-2315006
PAG NEW JERSEY JL1, LLC	Delaware	47-5068848
PAG NEW JERSEY JL2, LLC	Delaware	81-4966517
PAG NEW JERSEY JL3, LLC	Delaware	none
PAG NEW JERSEY P1, LLC	Delaware	47-5038322
PAG NORTH ORANGE A1, INC.	Delaware	none
PAG NORTH SCOTTSDALE BE, LLC	Delaware	26-1363608
PAG NORTH SCOTTSDALE M1, LLC	Delaware	none
PAG NORTH SCOTTSDALE PP1, LLC	Delaware	none
PAG NORTHERN CALIFORNIA MANAGEMENT, INC.	Delaware	27-1068131
PAG ONTARIO B1, INC.	Delaware	46-0738871
PAG ORANGE COUNTY L1, INC.	Delaware	47-4863566
PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.	Delaware	45-3981423
PAG ORANGE COUNTY RR1, INC.	Delaware	45-4896142
PAG ORANGE COUNTY S1, INC.	Delaware	47-0957524
PAG ORLANDO GENERAL, LLC	Delaware	26-1207380
PAG ORLANDO LIMITED, LLC	Delaware	26-1206643
PAG ORLANDO PARTNERSHIP, LTD.	Florida	26-1340023
PAG PENNSYLVANIA CS, LLC	Delaware	81-2338272
PAG ROSWELL B1, LLC	Delaware	81-4497213
PAG SAN FRANCISCO N1, INC.	Delaware	27-3979807
PAG SANTA ANA AVW, INC.	Delaware	27-1339782
PAG SANTA ANA B1, INC.	Delaware	45-2267865
PAG SURPRISE T1, LLC	Delaware	46-2042352
PAG TEMPE M1, LLC	Delaware	26-1377292
PAG TEXAS MANAGEMENT COMPANY, LLC	Delaware	45-3981193
PAG TURNERSVILLE AU, LLC	Delaware	26-4426061
PAG VIRGINIA CS, LLC	Delaware	none
PAG WASHINGTON A1, LLC	Delaware	81-2292613
PAG WEST ACQUISITION 9, INC.	Delaware	none
PAG WEST BAY MIT, LLC	Delaware	27-3042965
PAG WEST, LLC	Delaware	13-3914611
PALM AUTO PLAZA, LLC	Delaware	65-1272503
PEACHTREE NISSAN, INC.	Georgia	58-1273321
PENSKE CAR RENTAL (DT) MEMPHIS, LLC	Delaware	32-0442689
PENSKE CAR RENTAL HOLDINGS, LLC	Delaware	46-0788554
PENSKE CAR RENTAL INDIANA, LLC	Delaware	80-0877574
PENSKE CAR RENTAL MEMPHIS, LLC	Delaware	35-2452611
PENSKE COMMERCIAL VEHICLES US, LLC	Delaware	46-2758677
PETER PAN MOTORS, INC.	California	94-1747384
PMRC, LLC	Delaware	22-3881752
PTG OF IDAHO, LLC	Delaware	84-1953882
PTG OF UTAH, LLC	Delaware	84-1943235
RELENTLESS PURSUIT ENTERPRISES, INC.	California	93-1008771
SA AUTOMOTIVE, LTD.	Arizona	86-0583813
SAU AUTOMOTIVE, LTD.	Arizona	86-0839423
SCOTTSDALE 101 MANAGEMENT, LLC	Delaware	26-1363820
SCOTTSDALE FERRARI, LLC	Arizona	86-0981831
SCOTTSDALE MANAGEMENT GROUP, LTD.	Arizona	86-0573438
SCOTTSDALE PAINT & BODY, LLC	Delaware	26-1363898

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
SDG AUTOMOTIVE INVESTMENTS, LLC	Ohio	20-1680626
SIGMA MOTORS INC.	Arizona	86-1047752
SINGLE SOURCE TRUCK PARTS, LLC	Delaware	none
SK MOTORS, LLC	Delaware	32-0212884
SL AUTOMOTIVE, LLC	Delaware	38-3763696
SOMERSET MOTORS PARTNERSHIP	New Jersey	22-3186283
SOMERSET MOTORS, INC.	New Jersey	22-2986160
SUN MOTORS, LLC	Delaware	30-0438071
TAMBURRO ENTERPRISES, INC.	Nevada	88-0485938
THE AROUND THE CLOCK FREIGHTLINER GROUP, LLC	Oklahoma	73-1199515
UAG ARKANSAS FLM, LLC	Delaware	87-0766675
UAG ATLANTA H1, LLC	Delaware	30-0282545
UAG ATLANTA IV MOTORS, LLC	Georgia	58-1092076
UAG CAPITOL, INC.	Delaware	76-0759095
UAG CAROLINA, INC.	Delaware	13-3959601
UAG CENTRAL NJ, LLC	Delaware	90-0131625
UAG CENTRAL REGION MANAGEMENT, LLC	Indiana	38-3537233
UAG CHANTILLY AU, LLC	Delaware	87-0766680
UAG CHCC, INC.	New Jersey	22-2990922
UAG CHEVROLET, INC.	New Jersey	22-2762327
UAG CITRUS MOTORS, LLC	Delaware	59-3525335
UAG CLASSIC, INC.	Delaware	13-3987807
UAG CLOVIS, INC.	Delaware	76-0759096
UAG CONNECTICUT, LLC	Delaware	06-1589742
UAG DULUTH, INC.	Texas	58-1786146
UAG EAST, LLC	Delaware	13-3944970
UAG ESCONDIDO A1, INC.	Delaware	20-3697398
UAG ESCONDIDO H1, INC.	Delaware	20-3697348
UAG ESCONDIDO M1, INC.	Delaware	20-3697423
UAG FAYETTEVILLE I, LLC	Delaware	71-0858576
UAG FAYETTEVILLE II, LLC	Delaware	71-0858577
UAG FAYETTEVILLE III, LLC	Delaware	71-0858578
UAG FINANCE COMPANY, INC.	Delaware	13-3953915
UAG GRACELAND II, INC.	Delaware	13-3991339
UAG HOUSTON ACQUISITION, LTD.	Texas	38-3542915
UAG HUDSON CJD, LLC	Delaware	87-0766678
UAG HUDSON, INC.	New Jersey	22-1919268
UAG INTERNATIONAL HOLDINGS, INC.	Delaware	51-0393682
UAG KISSIMMEE MOTORS, LLC	Delaware	58-2361341
UAG LANDERS SPRINGDALE, LLC	Delaware	71-0846659
UAG LOS GATOS, INC.	Delaware	76-0759098
UAG MARIN, INC.	Delaware	76-0759100
UAG MEMPHIS II, INC.	Delaware	62-1722683
UAG MEMPHIS IV, INC.	Delaware	62-1722679
UAG MEMPHIS MANAGEMENT, INC.	Delaware	62-1722677
UAG MENTOR ACQUISITION, LLC	Delaware	38-3553602
UAG MICHIGAN CADILLAC, LLC	Delaware	38-3543705
UAG MICHIGAN H1, LLC	Delaware	42-1539792
UAG MICHIGAN PONTIAC-GMC, LLC	Delaware	38-3543709
UAG MICHIGAN T1, LLC	Delaware	38-3543711
UAG MICHIGAN TMV, LLC	Delaware	38-3544903
UAG MINNEAPOLIS B1, LLC	Delaware	76-0819658
UAG NANUET II, LLC	Delaware	22-3784978
UAG NORTHEAST, LLC	Delaware	13-3914694

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UAG REALTY, LLC	Delaware	38-3543708
UAG ROYAL PALM M1, LLC	Delaware	06-1774003
UAG ROYAL PALM, LLC	Delaware	80-0072974
UAG SAN DIEGO A1, INC.	Delaware	20-3697335
UAG SAN DIEGO AU, INC.	Delaware	20-3955972
UAG SAN DIEGO H1, INC.	Delaware	20-3697304
UAG SAN DIEGO MANAGEMENT, INC.	Delaware	20-3955897
UAG STEVENS CREEK II, INC.	Delaware	47-0957526
UAG TEXAS II, INC.	Delaware	13-3933083
UAG TEXAS, LLC	Delaware	13-3933080
UAG TULSA HOLDINGS, LLC	Delaware	51-0410923
UAG TURNERSVILLE REALTY, LLC	Delaware	38-3543708
UAG VK, LLC	Delaware	38-3590846
UAG WEST BAY AM, LLC	Delaware	61-1442389
UAG WEST BAY FM, LLC	Delaware	86-1088680
UAG WEST BAY IA, LLC	Delaware	30-0150593
UAG WEST BAY IAU, LLC	Delaware	61-1442390
UAG WEST BAY IB, LLC	Delaware	35-2196049
UAG WEST BAY II, LLC	Delaware	38-3672787
UAG WEST BAY IL, LLC	Delaware	30-0150590
UAG WEST BAY IM, LLC	Delaware	37-1458215
UAG WEST BAY IN, LLC	Delaware	04-3805793
UAG WEST BAY IP, LLC	Delaware	32-3360132
UAG WEST BAY IV, LLC	Delaware	32-0060125
UAG WEST BAY IW, LLC	Delaware	36-4521984
UAG YOUNG II, INC.	Delaware	13-3985679
UAG-CARIBBEAN, INC.	Delaware	13-3980142
UNITED AUTO LICENSING, LLC	Delaware	38-3556189
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC	Delaware	86-1123497
UNITED AUTOCARE PRODUCTS, LLC	Delaware	13-3922210
UNITED NISSAN, INC.	Georgia	58-2038392
UNITED NISSAN, INC.	Tennessee	62-0790848
UNITED RANCH AUTOMOTIVE, LLC	Delaware	86-1008720
UNITEDAUTO DODGE OF SHREVEPORT, INC.	Delaware	72-1393145
UNITEDAUTO FIFTH FUNDING, INC.	Delaware	16-1549850
UNITEDAUTO FINANCE, INC.	Delaware	16-1456003
UNITEDAUTO FOURTH FUNDING INC.	Delaware	16-1543345
WEST PALM AUTO MALL, INC.	Florida	65-0050208
WEST PALM NISSAN, LLC	Delaware	06-1773996
WESTBURY SUPERSTORE, LTD.	New York	11-2983989
WTA MOTORS, LTD.	Texas	33-1011102
YOUNG MANAGEMENT GROUP, INC.	Indiana	35-1897920

(1)  The address of each guarantor is 2555 Telegraph Road, Bloomfield Hills, MI  48302.

c/o Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
(248) 648-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each of the Co-Registrant’s Principal Executive Offices)

Shane M. Spradlin
Executive Vice President and General Counsel
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
Telephone No.: (248) 648-2560
Facsimile No.: (248) 648-2515

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service of Process for Each of the Co-Registrants)

PROSPECTUS

Penske Automotive Group, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

We may use this prospectus from time to time to offer debt securities, shares of our preferred stock, shares of our common stock or warrants to purchase our debt securities, preferred stock or common stock. Any or all of the securities may be offered and sold separately or together.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of common stock or preferred stock, warrants or other securities. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

We and/or selling securityholders may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries on terms to be determined at the time of the offering. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. The specific terms of these securities, and the manner in which these securities will be offered, will be provided in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Information in this prospectus will be deemed modified or superseded by an accompanying prospectus supplement or other offering materials. You should carefully read this prospectus and any prospectus supplement before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “PAG.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

For a discussion of factors that you should consider before you invest in our securities, see “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings, and certain selling securityholders to be identified in a prospectus supplement may sell, from time to time, shares of our common stock or preferred stock, warrants or other securities. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time we and/or selling securityholders sell securities, a prospectus supplement will be provided that contains specific information about the terms of that offering and the specific manner in which such securities may be offered. The prospectus supplement may also add to, update or change information contained in or incorporated by reference into this prospectus. To the extent that any statement made in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to our securities described in the prospectus supplement or other offering material. You should read both this prospectus and any prospectus supplement, together with additional information described under “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information” elsewhere in this prospectus before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” elsewhere in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s web site (http://www.sec.gov) or at the Company’s website (http://www.penskeautomotive.com) mentioned under the heading “Where You Can Find More Information” elsewhere in this prospectus. The information contained on, or accessible through, our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus forms a part.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement or other offering material.

As used in this prospectus, the terms the “Company,” “Penske Automotive,” “we,” “us” and “our” may, depending upon the context, refer to Penske Automotive Group, Inc., our consolidated subsidiaries or to all of them taken as a whole.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus or the documents incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are included in various sections of this prospectus and the documents incorporated by reference into this prospectus. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “goal,” “plan,” “seek,” “project,” “continue,” “will,” “would,” and variations of such words and similar expressions, are intended to identify such forward-looking statements. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. Forward-looking statements include, without limitation, statements with respect to:

•                 our future financial and operating performance;

•                 future acquisitions and dispositions;

•                  future potential capital expenditures and securities repurchases;

•                  our ability to realize cost savings and synergies;

•                  our ability to respond to economic cycles;

•                  trends in the automotive retail industry and commercial vehicles industries and in the general economy in the various countries in which we operate;

•                  our ability to access the remaining availability under our credit agreements;

•                  our liquidity;

•                  performance of joint ventures, including Penske Truck Leasing (“PTL”);

•                  future foreign exchange rates and geopolitical events, such as Brexit;

•                  the outcome of various legal proceedings;

•                  results of self-insurance plans;

•                  trends affecting the automotive industry generally and our future financial condition or results of operations; and

•                  our business strategy.

Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions that we make, including among other things, the factors that are described in “Risk Factors” and:

•                  our business and the automotive retail and commercial vehicles industries in general are susceptible to adverse economic conditions, including changes in interest rates, foreign exchange rates, customer demand, customer confidence, fuel prices, unemployment rates and credit availability;

•                  the political and economic outcome of Brexit in the U.K.;

•                  increased tariffs, import product restrictions, and foreign trade risks that may impair our ability to sell foreign vehicles profitably, including any eventual tariffs resulting from the threats from the Trump Administration to add 25% tariffs on foreign vehicles or parts or from the continuing trade negotiations and trade tensions between the U.S. and other countries;

•                  the number of new and used vehicles sold in our markets;

•                  the effect on our businesses of the trend of electrification of vehicle engines, new mobility technologies such as shared vehicle services, such as Uber and Lyft, and the eventual availability of driverless vehicles;

•                  vehicle manufacturers exercise significant control over our operations, and we depend on them and the continuation of our franchise and distribution agreements in order to operate our business;

•                  we depend on the success, popularity and availability of the brands we sell, and adverse conditions affecting one or more vehicle manufacturers, including the adverse impact on the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles and parts to us (including any disruptions resulting from the more vigorous fuel economy testing and Co2 emissions requirements in the United Kingdom and Europe), may negatively impact our revenues and profitability;

•                  we are subject to the risk that a substantial number of our new or used inventory may be unavailable due to recall or other reasons;

•                  the success of our commercial vehicle distribution operations and engine and power systems distribution operations depends upon continued availability of the vehicles, engines, power systems and other parts we distribute, demand for those vehicles, engines, power systems and parts, and general economic conditions in those markets;

•                  a restructuring of any significant vehicle manufacturer or supplier;

•                  our operations may be affected by severe weather, such as the recent hurricanes in Puerto Rico, Florida and Texas, or other periodic business interruptions;

•                  we have substantial risk of loss not covered by insurance;

•                  we may not be able to satisfy our capital requirements for acquisitions, facility renovation projects, financing the purchase of our inventory or refinancing of our debt when it becomes due;

•                  our level of indebtedness may limit our ability to obtain financing generally and may require that a significant portion of our cash flow be used for debt service;

•                  non-compliance with the financial ratios and other covenants under our credit agreements and operating leases;

•                  higher interest rates may significantly increase our variable rate interest costs and, because many customers finance their vehicle purchases, decrease vehicle sales;

•                  our operations outside of the U.S. subject our profitability to fluctuations relating to changes in foreign currency values, which have most recently occurred as a result of the June 2016 U.K. referendum for Brexit;

•                  with respect to PTL, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTL’s asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, changes in values of used trucks which affects PTL’s profitability on truck sales, compliance costs in regards to its trucking fleet and truck drivers, its ability to retain qualified drivers and technicians, risks associated with its participation in multi-employer pension plans, conditions in the capital markets to assure PTL’s continued availability of capital to purchase trucks, the effect of changes in lease accounting rules on PTL’s customers’ purchase/lease decisions and industry competition, each of which could impact distributions to us;

•                  we are dependent on continued security and availability of our information technology systems and we may be subject to fines, penalties, and other costs under applicable privacy laws if we do not maintain our confidential customer and employee information properly;

•                  if we lose key personnel, especially our Chief Executive Officer, or are unable to attract additional qualified personnel;

•                  new or enhanced regulations relating to automobile dealerships including those being considered by the Financial Conduct Authority in the U.K. restricting certain compensation we receive relating to automotive financing in the U.K.;

•                  changes in tax, financial or regulatory rules or requirements;

•                  we could be subject to legal and administrative proceedings which, if the outcomes are adverse to us, could have a material adverse effect on our business;

•                  if state dealer laws in the U.S. are repealed or weakened, our automotive dealerships may be subject to increased competition and may be more susceptible to termination, non-renewal or renegotiation of their franchise agreements;

•                  some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests; and

•                  shares of our common stock eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well.

We urge you to carefully consider these risk factors in evaluating all forward-looking statements regarding our business and you are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference herein. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

You should be aware that any forward-looking statement made by us in this prospectus or in the documents incorporated by reference into this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update or revise these forward-looking statements. In light of these risks and uncertainties, you should keep in mind that any scenarios or results contained in any forward-looking statement made in this prospectus or elsewhere might not occur.

Manufacturer disclaimer

No domestic or foreign manufacturer or distributor or any of their affiliates has been involved, directly or indirectly, in the preparation of this prospectus or the registration statement of which this prospectus forms a part. No automobile manufacturer or distributor or any of their affiliates has made or been authorized to make any statements or representations in connection with this prospectus, no manufacturer or distributor or any of their affiliates has provided any information or materials that were used in connection with the prospectus, and no automobile manufacturer or distributor or any of their affiliates has any responsibility for the accuracy or completeness of this prospectus or for the registration statement of which this prospectus forms a part.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and current reports and other information with the SEC. See “Where You Can Find More Information.” We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. The SEC allows us to incorporate by reference the information we file with it into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC.

The following documents are incorporated into this prospectus by reference:

•                our Annual Report on Form 10-K for the year ended December 31, 2018;

•                our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•                the portions of our definitive proxy statement on Schedule 14-A filed on March 19, 2019 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•                our Current Reports on Form 8-K filed on January 30, 2019, May 10, 2019, June 27, 2019, July 17, 2019 and October 16, 2019; and

•                all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds to, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

You may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference), free of charge, by oral or written request directed to: Penske Automotive Group, Inc., 2555 Telegraph Road, Bloomfield Hills, Michigan, 48302, Attention: General Counsel, Phone: (248) 648-2500.

THE COMPANY

We are a diversified international transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada, and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand.

Retail Automotive Dealership. We believe we are the second largest automotive retailer headquartered in the U.S. as measured by the $20.8 billion in total retail automotive dealership revenue we generated in 2018. As of September 30, 2019, we operated 333 retail automotive franchises, of which 149 franchises are located in the U.S. and 184 franchises are located outside of the U.S. The franchises outside the U.S. are located primarily in the U.K. In the nine months ended September 30, 2019, we retailed and wholesaled more than 478,000 vehicles. We are diversified geographically, with 56% of our total retail automotive dealership revenues in the nine months ended September 30, 2019 generated in the U.S. and Puerto Rico and 44% generated outside the U.S. We offer over 35 vehicle brands, with 70% of our retail automotive dealership revenue in the nine months ended September 30, 2019 generated from premium brands, such as Audi, BMW, Land Rover, Mercedes-Benz and Porsche. Each of our franchised dealerships offers a wide selection of new and used vehicles for sale. In addition to selling new and used vehicles, we generate higher-margin revenue at each of our dealerships through maintenance and repair services and the sale and placement of third-party finance and insurance products, third-party extended service and maintenance contracts and replacement and aftermarket automotive products. We operate our franchised dealerships under franchise agreements with a number of automotive manufacturers and distributors that are subject to certain rights and restrictions typical of the industry.

We also operate fifteen used vehicle supercenters in the U.S. and the U.K. which retail and wholesale used vehicles under a one price, “no-haggle” methodology. Our CarSense operations in the U.S. consist of six locations operating in the Philadelphia and Pittsburgh, Pennsylvania market areas, including an additional used vehicle supercenter in the Philadelphia market that we opened in the third quarter of 2019.  Our CarShop operations in the U.K. consist of nine retail locations and a vehicle preparation center.

Retail Commercial Truck Dealership. We operate a heavy and medium duty truck dealership group known as Premier Truck Group (“PTG”) offering primarily Freightliner and Western Star branded trucks, with locations in Texas, Oklahoma, Tennessee, Georgia, Utah, Idaho and Canada. In July 2019 we acquired Warner Truck Centers, with six locations in Utah and Idaho.  As of September 30, 2019, PTG operated 25 locations.  PTG also offers a full range of used trucks available for sale as well as service and parts departments, providing a full range of maintenance and repair services.

Commercial Vehicle Distribution. We are the exclusive importer and distributor of Western Star heavy-duty trucks (a Daimler brand), MAN heavy and medium duty trucks and buses (a VW Group brand), and Dennis Eagle refuse collection vehicles, together with associated parts, across Australia, New Zealand and portions of the Pacific. This business, known as Penske Commercial Vehicles Australia (“PCV Australia”), distributes commercial vehicles and parts to a network of more than 70 dealership locations, including ten company-owned retail commercial vehicle dealerships. One of these company-owned dealerships was acquired in February 2019 in New Zealand.

We are also a leading distributor of diesel and gas engines and power systems, principally representing MTU, Detroit Diesel, Allison Transmission, MTU Onsite Energy, and Rolls Royce Power Systems. This business, known as Penske Power Systems (“PPS”), offers products across the on- and off-highway markets, including in the construction, mining, marine, and defense sectors, in Australia, New Zealand and portions of the Pacific and supports full parts and aftersales service through a network of branches, field locations and dealers across the region. The on-highway portion of this business complements our PCV Australia distribution business, including integrated operations at retail locations selling PCV brands.

Penske Truck Leasing. We hold a 28.9% ownership interest in Penske Truck Leasing Co., L.P. (“PTL”), a leading provider of transportation and supply chain services. PTL is capable of meeting customers’ needs across the supply chain with a broad product offering that includes full-service truck leasing, truck rental and contract maintenance, along with logistic services such as dedicated contract carriage, distribution center management, transportation management, lead logistics provider services and dry van truckload carrier services. Effective September 1, 2019, Penske Transportation Solutions (PTS) has become the new universal brand name for PTL’s various business lines, Penske Truck Leasing, Penske Logistics, Epes Transport Systems, Penske Vehicle Services and related products and services to better articulate the breadth of its capabilities.  PTL is owned 41.1% by Penske Corporation, 28.9% by us, and 30.0% by Mitsui & Co., Ltd. (“Mitsui”). We account for our investment in PTL under the equity method, and we therefore record our share of PTL’s earnings on our statements of income under the caption “Equity in earnings of affiliates,” which also includes the results of our other equity method investments.

We are incorporated in the state of Delaware and began dealership operations in October 1992. Our telephone number is (248) 648-2500 and our website is http://www.penskeautomotive.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” or “Disclosure Regarding Forward-Looking Statements” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus forms a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities by us will be used for general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital. Additional information on the use of net proceeds from any sale of securities offered by us pursuant to this prospectus may be set forth in the prospectus supplement or other offering material relating to such offering.

We will not receive any proceeds from the resale of securities by selling securityholders pursuant to this prospectus and the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future and to which a future prospectus supplement may relate. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

We may issue debt securities consisting of senior securities and subordinated securities that may be secured or unsecured. The senior securities are to be issued under an indenture to be entered into later between Penske Automotive and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated securities are to be issued under a separate indenture, dated as of November 21, 2014, between Penske Automotive and The Bank of New York Mellon Trust Company, N.A., as trustee. The form of the indenture for the senior securities and the executed indenture for the subordinated securities are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is only a summary and is not complete. You should read the indentures including changes to be filed as part of any supplemental prospectus, for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited. The indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

To the extent that debt securities are guaranteed, the guarantees will be set forth in the applicable indenture or supplements thereto. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the applicable indenture or supplements thereto, security agreement, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be required.

General

Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•                                          the title of the debt securities;

•                                          any limit on the aggregate principal amount of the debt securities of a particular series;

•                                          whether any of the debt securities are to be issuable in permanent global form;

•                                          the date or dates on which the debt securities will mature;

•                                          the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•                                          the payment dates on which interest, if any, on the debt securities will be payable and the regular record dates which will be used to determine who is entitled to receive each interest payment;

•                                          the terms, if any, upon which the debt securities may be converted into shares of our common stock;

•                                          any mandatory or optional sinking fund or analogous provisions;

•                                          each office or agency where, subject to the terms of the applicable indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture, the debt securities may be presented for registration of transfer or exchange;

•                                          the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at our option or at the option of the holder of the debt securities, or according to any mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•                                          the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•                                          the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•                                          the person(s), if other than the trustee, who shall be the security registrar, the initial paying agent and the depositary for the debt securities;

•                                          the terms of subordination applicable to any series of subordinated securities;

•                                          the terms of any guarantees; and

•                                          any other terms of the debt securities inconsistent with the provisions of the indentures.

Except where specifically described in the applicable prospectus supplement, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness, including in the event of a highly leveraged transaction, or to prohibit other transactions which may adversely affect holders of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special United States federal income tax considerations that may apply to debt securities issued with such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.

Global Securities

According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement.

Form, Exchange and Transfer

We will issue the debt securities of each series only in registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities are to be partially redeemed, we will not be required to:

•                                          issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

•                                          register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. If the debt securities do not remain in book entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date. In such instance, we will pay such interest either:

•                                          on a special record date between 10 and 15 days before the payment; or

•                                          in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We have designated the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain of our other indebtedness to the extent set forth in the applicable prospectus supplement.

Guarantees

Certain of our material domestic subsidiaries named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of debt securities.

Merger and Consolidation

Each indenture provides that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us.

Modification and Waiver

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•                                          change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•                                          reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•                                          change the place or currency of any payment of principal or interest on any debt security;

•                                          impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•                                          reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

•                                          modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

Unless otherwise provided in the applicable prospectus supplement and supplemental indenture, an event of default with respect to any debt security of any series is defined in each indenture as being:

•                                          our default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

•                                          our default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•                                          our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

•                                          our bankruptcy, insolvency or reorganization; and

•                                          any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and supplemental indenture.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

Each indenture also provides that:

•                                          if an event of default due to a default in payment of principal of, or interest on, any series of debt securities, or because of a default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

•                                          if the event of default resulting from our default in the performance of any of the other covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. The trustee may also take any other action it deems proper which is consistent with the holders’ direction. If an event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indentures) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

•                                          that holder has previously given the trustee written notice of a continuing event of default;

•                                          the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•                                          for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under each indenture annually a statement as to our performance or fulfillment of our obligations under the applicable indenture and noting any default in such performance of fulfillment.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under each indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is subject to the provisions of our certificate of incorporation and by-laws, in each case as amended, which are included as exhibits to the registration statement on Form S-3 of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our State of incorporation.

General

Our authorized capital stock consists of (a) 240,000,000 shares of voting common stock, par value $0.0001 per share, (b) 7,125,000 shares of non-voting common stock, par value $0.0001 per share, (c) 20,000,000 shares of Class C common stock, par value $0.0001 per share, and (d) 100,000 shares of preferred stock, par value $0.0001 per share. As of November 13, 2019 we had 81,064,616 outstanding shares of voting common stock and no outstanding shares of non-voting common stock, Class C common stock, or preferred stock. As of November 13, 2019, approximately 2.3 million shares of common stock were reserved for issuance to employees under our 2015 Equity Incentive Plan.

The following summary of the material terms and provisions of our capital stock is not complete and is subject to the terms included in our restated certificate of incorporation, our by-laws and Delaware law. Reference is made to those documents and to Delaware law for a detailed description of the provisions summarized below.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors to our Company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors are not personally liable for money damages for breach of fiduciary duty as a director, except for liability:

•                                          under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions;

•                                          for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                                          for any breach of the director’s duty of loyalty to us or our stockholders; and

•                                          for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws also contain provisions indemnifying our directors, officers, employees and agents to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled under our by-laws, any agreement, a vote of stockholders or otherwise.

In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Provisions of Delaware Law

A number of provisions in our certificate of incorporation, by-laws and Delaware law may make it more difficult to acquire control of us by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•                                          enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•                                          discourage certain types of transactions which may involve an actual or threatened change in control of us;

•                                          discourage certain tactics that may be used in proxy fights;

•                                          encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

•                                          reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.

No Stockholder Action Without a Meeting. Our certificate of incorporation and by-laws provide that stockholders may only take action at an annual or special meeting.

Special Meetings of Stockholders. Our by-laws provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board or the chief executive officer and must be called by the chief executive officer only upon the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors, the chairman of the board or the chief executive officer. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

Issuance of Preferred Stock. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may among other things, discourage, delay, defer or prevent a change in control of our Company.

Authorized But Unissued Shares of Common Stock. The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law. We must comply with the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

A “business combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

•                                          our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                                          upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

•                                          the business combination is approved by a majority of our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

DESCRIPTION OF PREFERRED STOCK

General

Subject to limitations prescribed by Delaware law and our certificate of incorporation, our board of directors is authorized to issue, from the authorized but unissued shares of capital stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees. As of the date of this prospectus, we have not issued any shares of preferred stock.

Reference is made to any prospectus supplement relating to any series of shares of preferred stock being offered in such prospectus supplement for the specific terms of the series, including:

•                                          the title and stated value of the series of shares of preferred stock;

•                                          the number of shares of the series of shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;

•                                          the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•                                          the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•                                          the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•                                          the provision for a sinking fund, if any, for shares of preferred stock of the series;

•                                          the provision for redemption, if applicable, of shares of preferred stock of the series;

•                                          any listing of the series of shares of preferred stock on any securities exchange;

•                                          the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of common stock or other securities, including the conversion price, or manner of calculating the conversion price;

•                                          whether interests in shares of preferred stock of the series will be represented by global securities;

•                                          a discussion of federal income tax considerations applicable to shares of preferred stock of the series;

•                                          the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                                          any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                                          any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series; and

•                                          any additional rights, preferences, qualifications, limitations and restrictions of the series.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorizes such series.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

Any description of our preferred stock set forth in a prospectus supplement is only a summary and is subject to the provisions of our certificate of incorporation and by-laws, in each case as amended, which are included as exhibits to the registration statement on Form S-3 of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our State of incorporation.

Rank

Unless otherwise specified in the applicable prospectus supplement, the shares of preferred stock of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

•                                          senior to all classes or series of shares of common stock, and to all equity securities ranking junior to the series of shares of preferred stock;

•                                          on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with shares of preferred stock of the series; and

•                                          junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to shares of preferred stock of the series.

Dividends

Subject to the preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock shall be entitled to receive ratably (relative to each other such holder) such dividends, if any, as may be declared from time to time in respect of shares of such series by our board of directors out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of such shares of a series of preferred stock are entitled to receive ratably (relative to each other such holder) our assets (including cash, securities and other property) distributed upon our liquidation, dissolution or winding up.

DESCRIPTION OF COMMON STOCK

General

Each outstanding share of our common stock is identical in all respects and entitles its holder to the same rights and privileges, except as otherwise described below. Holders of shares of common stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any of our other securities.

Voting Common Stock. Each holder of voting common stock is entitled to one vote per share on all matters to be voted on by our stockholders. In addition, some stockholders that are “regulated stockholders” (as defined below) may at any time convert their shares of voting common stock into an equal number of shares of non-voting common stock in order to comply with applicable regulatory requirements.

Non-Voting Common Stock. Holders of non-voting common stock are generally not entitled to vote that stock on any matter on which our stockholders are entitled to vote.

Holders of non-voting common stock can vote as a separate class on any merger or consolidation of our Company with or into another entity or entities, or any recapitalization or reorganization, in which shares of non-voting common stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of voting common stock or would otherwise be treated differently from shares of voting common stock in connection with such transaction, except that shares of non-voting common stock may, without such a separate class vote, receive non-voting securities which are otherwise identical to the voting securities received with respect to voting common stock so long as (1) the non-voting securities are convertible into the voting securities on the same terms as the non-voting common stock is convertible into voting common stock and (2) all other consideration is equal on a per share basis. Holders of shares of non-voting common stock can vote as a separate class on any amendment to the provisions contained in this paragraph.

Holders of non-voting common stock may at any time convert any or all of their shares into an equal number of shares of voting common stock. However, a holder of non-voting common stock may not convert its shares if, as a result of that conversion, the holder would control (1) more shares of our voting common stock or other securities than the holder is permitted to own pursuant to any regulation applicable to it or (2) with respect to holders regulated by state insurance law, 5% or more of our voting capital stock. However, the shares of non-voting common stock may be converted into voting common stock if the holder believes that such converted shares will be transferred within 15 days pursuant to a “conversion event” and the holder agrees not to vote such shares of voting common stock prior to the conversion event and undertakes to convert such shares back into non-voting common stock if such shares are not transferred pursuant to a conversion event. A “conversion event” includes a public offering by us and certain changes of control of our Company.

We may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of voting common stock or any other class of our capital stock or take any other action affecting the voting rights of such shares if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any regulated stockholder, unless we give written notice of such action to each regulated stockholder. We must defer making any such conversion, redemption, purchase or acquisition for a period of 30 days after giving notice to the regulated stockholders.

We may not be a party to any reorganization, merger or consolidation pursuant to which any regulated stockholder would be required to take (1) any voting securities that would cause such holder to violate any law, regulation or other governmental requirement or (2) any securities convertible into voting securities which if such conversion occurred would cause such holder to violate any law, regulation or governmental requirement. We currently have no outstanding shares of non-voting common stock.

Class C Common Stock. If any Class C common stock is issued, each holder of Class C common stock would be entitled to one-tenth of one vote for each share of Class C common stock held by such holder. We currently have no outstanding shares of Class C common stock.

The holders of shares of voting common stock and Class C common stock and, on any matter on which the holders of shares of non-voting common stock are entitled to vote, the holders of shares of non-voting common stock, all vote together as a single class; provided, however, that the holders of shares of non-voting common stock or Class C common stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the certificate of incorporation that adversely affects the powers, preference or special rights of the holders of the non-voting common stock or Class C common stock, respectively.

For purposes of this section, “regulated stockholder” includes any stockholder that is subject to Regulation Y and owns our common stock or preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “PAG.”

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following summarizes the terms of debt warrants we may issue. We will issue the debt warrants under a debt warrant agreement that we will enter into with a bank or trust company, as debt warrant agent, that we select at the time of issue.

Determination of Terms

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any debt securities we offer by any prospectus supplement. The prospectus supplement will describe the particular terms of the debt warrants it covers. These terms may include:

•                                          the price at which the debt warrants will be issued;

•                                          the currency or composite currency for which the debt warrants may be purchased;

•                                          the designation, aggregate principal amount, currency or composite currency and terms of the debt securities which may be purchased upon exercise of the debt warrants;

•                                          if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of such debt securities;

•                                          if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•                                          the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which and the currency or composite currency in which such principal amount of debt securities may be purchased upon such exercise;

•                                          the date on which the right to exercise the debt warrants will commence and the date on which the right will expire and, if the debt warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

•                                          whether the debt warrant certificates representing the debt warrants will be in registered form or bearer form, or both;

•                                          any applicable Federal income tax consequences;

•                                          the identity of the debt warrant agent for the debt warrants; and

•                                          any other terms of the debt warrants which conflict with the debt warrant agreement.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Debt warrant holders, as such, do not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the particular terms of the stock warrants it covers. These terms may include:

•                                          the offering price, if any;

•                                          the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•                                          if applicable, the designation and terms of the preferred stock purchased upon exercise of the preferred stock warrants;

•                                          the dates on which the right to exercise the stock warrants begins and expires;

•                                          certain United States federal income tax consequences;

•                                          call provisions, if any;

•                                          the currencies in which the offering price and exercise price are payable; and

•                                          if applicable, the anti-dilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of common stock or preferred stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of our common stock or preferred stock.

PLAN OF DISTRIBUTION

We and/or selling securityholders may sell the offered securities to or through one or more underwriters for public offering and sale by them, may sell the offered securities to investors directly or through agents, which agents may be affiliated with us, or otherwise through a combination of any of such methods of sale. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities covered by this prospectus and the applicable prospectus supplement.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We and/or selling securityholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Our securities, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”). Underwriters, dealers and agents may be entitled, under agreements entered into with us and/or selling securityholders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement.

If five percent or more of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

The maximum aggregate commission or discount to be received by any member of FINRA or independent broker dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Shane M. Spradlin, Esq., our general counsel. Mr. Spradlin owns shares of our common stock, and holds restricted stock awards and may receive additional awards in the future. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements of Penske Automotive Group, Inc. and its consolidated subsidiaries (the “Company”), except for the consolidated statements of income, comprehensive income, equity and cash flows of Sytner Group Limited, and the related financial statement schedule for the year ended December 31, 2016, as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, and the related financial statement schedule, incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018,  have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference.

The consolidated statements of income, comprehensive income, equity and cash flows and the related financial statement schedule of Sytner Group Limited (a consolidated subsidiary of the Company) for the year ended December 31, 2016 (which are not included or incorporated by reference in this prospectus) have been audited by KPMG LLP as stated in their report which is incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Such financial statements of Penske Automotive Group, Inc. and its consolidated subsidiaries, as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and the related financial statement schedule of the Company are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent registered public accounting firms.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC’s web site at http://www.sec.gov. Certain information is also available on our corporate website at http://www.penskeautomotive.com/. The information contained on, or accessible through, our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$ *
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee fees and expenses	**
Miscellaneous	**
Total	$ **

*          The registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement.

**   Not presently known.

Item 15.  Indemnification of Directors and Officers

The restated certificate of incorporation of Penske Automotive Group, Inc. (“Penske Automotive Group”) provides that a director of Penske Automotive Group will not be liable to Penske Automotive Group or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation law (“DGCL”). Based on the DGCL as presently in effect, a director of Penske Automotive Group will not be personally liable to Penske Automotive Group or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to Penske Automotive Group or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Penske Automotive Group’s certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

The Restated Certificate of Incorporation and the By-laws of Penske Automotive Group provide that Penske Automotive Group will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to Penske Automotive Group or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. Penske Automotive Group maintains standard policies of directors’ and officers’ liability insurance.

Arizona Registrants:

The registrants organized as corporations under Arizona law are subject to the provisions of the Arizona Corporations and Associations Act (“ACAA”). Section 10-851 of the ACAA provides that, subject to certain limitations, a corporation may indemnify a director against liability incurred in the proceeding if all of certain specified conditions exist, or as provided in the corporation’s articles of incorporation. A corporation may not indemnify a director who was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

Section 10-851 of the ACAA permits an Arizona corporation to eliminate or limit in its articles of incorporation the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except under certain specified circumstances and permits an Arizona corporation to include in its articles of incorporation a provision permitting or making obligatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except for certain exceptions.

The articles of incorporation of SA Automotive, Ltd., Scottsdale Management Group, Ltd., and Sigma Motors Inc. provide that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations. In addition, these articles of incorporation provide that each corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents for expenses incurred in any legal action brought or threatened against them for any action or omission alleged to have been committed while acting within the scope of their position at the corporation, subject to certain limitations.

The articles of incorporation of Sigma Motors Inc. provide that the corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the corporation, and is mandatory in all circumstances in which indemnification is permitted by law. The articles of incorporation further provide that, to the fullest extent permitted by Arizona law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

Scottsdale Ferrari, LLC is subject to the Arizona Limited Liability Company Act (“ALLCA”). Section 29-610(A)(13) of the ALLCA permits a limited liability company to indemnify a member, manager, employee, officer, agent or any other person.

Arkansas Registrants:

The registrants organized as corporations under Arkansas law are subject to the provisions of the Arkansas Business Corporation Act (“ABCA”). Under Section 4-27-850 of the ABCA, a corporation has power to indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the director, officer, employee, or agent is found to be liable to the corporation, indemnification is not permitted unless the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 4-27-202(b)(3) of the ABCA permits an Arkansas corporation to eliminate or limit in its articles of incorporation the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The articles of incorporation of Landers Buick-Pontiac, Inc. provide that to the fullest extent permitted by the ABCA, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles of incorporation further provide that the corporation may indemnify any person who was, or is, a party, or is threatened to be made a party, to a proceeding to the fullest extent permitted by the ABCA.

The articles of incorporation of Landers Ford North, Inc. provide that to the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except under certain circumstances. The articles of incorporation and the bylaws of both registrants provide that the corporation shall indemnify, to the fullest extent permitted by Arkansas law, any person who was or is a party or is threatened to be made a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, under certain circumstances and subject to certain limitations, and these rights are not exclusive of any other indemnification rights granted by law or in other organizational documents.

California Registrants:

The registrants organized as corporations under California law are subject to the provisions of the California Corporations Code (“CCC”). Section 317 of the CCC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to any agent of the corporation under certain circumstances and subject to certain limitations.

Section 204(a)(10) of the CCC permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s duties, subject to certain limitations.

The articles of incorporation of Relentless Pursuit Enterprises, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The articles of incorporation further provide that each corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with agents or both, in excess of the indemnification otherwise permitted by the CCC, subject to the limits of the CCC.

The bylaws of KMT/UAG, Inc. and Relentless Pursuit Enterprises, Inc. permit each corporation to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions that are specified in the CCC.

Connecticut Registrant:

Connecticut has no statute governing indemnification or limitation of liability for controlling persons, directors, or officers of general partnerships, and Danbury Auto Partnership’s organizational documents do not provide for indemnification or limitation of liability.

Delaware Registrants:

The registrants organized as corporations under Delaware law are subject to the provisions of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers, employees and agents of the corporation under certain circumstances and subject to certain limitations.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The certificates of incorporation of the Delaware corporate registrants generally provide for both limitation of liability and indemnification. The bylaws of the Delaware registrants generally provide for indemnification of directors and officers.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) permits a limited liability company to indemnify any member or manager of the company from and against any and all claims and demands whatsoever.

Section 18-1101 of the DLLCA permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, subject to certain limitations.

The operating agreements of the Delaware limited liability company registrants provide that a manager shall not be liable to the company or any other person for actions on behalf of the company or in furtherance of the company’s business, subject to certain limitations. The operating agreements further provide that the company shall indemnify any manager, member or other specified persons to the fullest extent provided or allowed by the DLLCA, subject to certain limitations.

Florida Registrants:

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) authorizes a court to award, or a Florida incorporated registrant’s board of directors to grant, indemnity to officers, directors, employees or other agents of the corporation under certain circumstances and subject to certain limitations. In addition, Section 607.0831 of the FBCA provides that a director shall not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy by such director, subject to certain limitations.

The bylaws of each of the Florida corporate registrants provide that the corporation shall indemnify directors, officers, employees, or agents to the extent and in the manner permitted by the FBCA, and that each corporation has the power to make further indemnification as permitted by the FBCA except to indemnify any person against gross negligence or willful misconduct.

Section 620.1303 of the Florida Revised Uniform Limited Partnership Act provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Georgia Registrants:

The registrants organized as corporations under Georgia law are subject to the provisions of the Georgia Business Corporation Code (“GBCC”). Section 14-2-851 of the GBCC permits a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding under certain circumstances. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses if certain requirements are met, or if the director is found liable on the basis that personal benefit was improperly received by him or her, unless such indemnification is permitted by the articles of incorporation or bylaws, pursuant to Section 14-2-856 of the GBCC. Under Section 14-2-852 of the GBCC, a corporation is required to indemnify a director who was wholly successful in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 14-2-854 permits a court to order indemnification or advance for expenses if it determines that the director is entitled to indemnification under specified circumstances. Section 14-2-857 permits indemnification of officers, if specified requirements are met.

In addition, Section 14-2-202(b)(4) of the GBCC provides that the articles of incorporation of a Georgia corporation may include a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for certain types of liability.

The articles of incorporation of United Nissan, Inc. provide that no director of the corporation shall have personal liability to the corporation or to its shareholders for monetary damages for breach of fiduciary duty of care or other duty as a director, subject to certain limitations.

The bylaws of Peachtree Nissan, Inc. and United Nissan, Inc. provide that each corporation shall indemnify and hold harmless directors, officers, employees and agents of the corporation in actions by persons other than the corporation and in actions by or in the name of the corporation, under certain circumstances and subject to certain limitations. The bylaws further provide that this indemnification is not exclusive of any other right to which the person indemnified is entitled. In addition, the United Nissan, Inc. bylaws provide that unless the articles of incorporation provide otherwise, a director or officer of the corporation may apply to court for indemnification, which the court may order if specified requirements are met, and that if authorized by the articles of incorporation or resolution approved by the shareholders, the corporation may indemnify or obligate itself to indemnify a director or officer regardless of the other limitations provided in the bylaws, subject to specified requirements.

Indiana Registrants:

The registrants organized as corporations under Indiana law are subject to the provisions of the Indiana Business Corporation Law (“IBCL”). Section 23-1-37-8 of the IBCL permits an Indiana corporation to indemnify directors against liability incurred in the proceeding if certain requirements are met. Section 23-1-37-9 of the IBCL requires a corporation to indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under IBCL Section 23-1-37-11, unless a corporation’s articles of incorporation provide otherwise, a director may apply for indemnification to the court, which may order indemnification if it determines that the specified requirements are met. Unless the corporation’s articles of incorporation provide otherwise, officers and other employees may also be indemnified under Section 23-1-37-13 of the IBCL, under specified circumstances. Section 23-1-37-15 of the IBCL expressly permits a corporation to include additional indemnification rights in its articles of incorporation or bylaws.

The articles of incorporation of Dan Young Chevrolet, Inc. provide that the corporation shall indemnify directors, officers, employees, or agents of the corporation under specified circumstances, except if such person is found to be liable for negligence or misconduct in the performance of a duty to the corporation. The indemnification provided in the articles of incorporation is not exclusive of any rights to which such person may otherwise be entitled. The articles of incorporation of Young Management Group, Inc. provide that directors, officers, employees and agents of the corporation shall be indemnified if specified requirements are met, subject to certain limitations.

The registrants organized as limited liability companies under Indiana law are subject to the provisions of the Indiana Business Flexibility Act (“IBFA”). Section 23-18-4-4 of the IBFA provides that a limited liability company’s operating agreement may eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain duties, and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Nevada Registrant:

Section 78.7502 of the General Corporation Law of Nevada (“GCLN”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations. In addition, Section 78.138(7) of the GCLN provides that, unless the articles of incorporation or an amendment thereto filed after October 1, 2003 provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a director or officer unless it is proven that (i) such person’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The articles of incorporation of Tamburro Enterprises, Inc. provide that no director or officer shall have personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, subject to certain limitations. The bylaws of Tamburro Enterprises, Inc. provide that the corporation must indemnify, to the maximum extent permitted by the GCLN, directors, officers, employees or agents of the corporation, under specified circumstances. The bylaws further provide that this right does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, or otherwise.

New Jersey Registrants:

The New Jersey Business Corporation Act (“NJBCA”) governs the corporations organized in New Jersey. Section 14A:3-5 of the NJBCA permits a New Jersey corporation to indemnify a corporate agent (which includes directors, officers, employees or agents) against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if certain requirements are met. In addition, a corporation may indemnify a corporate agent against expenses in connection with any proceeding by or in the right of the corporation which involves the corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification may be provided if the corporate agent has been adjudged to be liable to the corporation, except to the extent that the court determines that the corporate agent is fairly and reasonably entitled to indemnity. A New Jersey corporation must indemnify a corporate agent against expenses to the extent the corporate agent has been successful on the merits or otherwise in any proceeding referred to above. Section 14A:3-5(8) of the NJBCA also expressly permits a corporation to include additional indemnification provisions in its organizational documents. Section 14A:2-7(3) of the NJBCA further states that the certificate of incorporation of a New Jersey corporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except in certain circumstances.

The articles of incorporation of Classic Auto Group, Inc., Classic Management Company, Inc., and UAG CHCC, Inc. provide that no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except in accordance with the NJBCA.

The bylaws of the New Jersey registrants generally provide that each corporation shall indemnify any corporate agent to the fullest extent permitted by the NJBCA, subject to specified limitations. The bylaws of Classic Auto Group, Inc., Classic Turnersville, Inc., UAG CHCC, Inc., and UAG Chevrolet, Inc. also permit the board of directors to similarly indemnify any corporation agent in connection with specified proceedings.

The New Jersey Uniform Partnership Act (1996) contains no provisions for indemnification or limitation of liability, and the New Jersey general partnership registrants’ organizational documents do not provide for indemnification or limitation of liability.

New York Registrant:

Westbury Superstore, Ltd. is subject to the provisions of the New York Business Corporation Law (“NYBCL”). Section 722 of the NYBCL provides that a corporation may indemnify its directors or officers, if certain requirements are met and subject to certain limitations. Section 724 of the NYBCL provides that, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by a court to the extent authorized under the NYBCL, upon application of the director or officer, subject to certain limitations. Section 721 provides that the indemnification provisions of the NYBCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled, subject to certain limitations.

Ohio Registrants:

PAG Mentor A1, Inc. is subject to the provisions of the Ohio General Corporation Law (“OGCL”). Section 1701.13(E) of the OGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations. In addition, Section 1701.59(E) provides that, unless otherwise provided in the articles of incorporation or bylaws, a director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

The certificate of incorporation of PAG Mentor A1, Inc. provides that the corporation may indemnify or agree to indemnify directors, officers, employees, or agents of the corporation under certain circumstances and subject to certain limitations. The certificate of incorporation provides that a director, officer, employee, or agent who has been successful in a proceeding shall be indemnified, if specified conditions are met. The indemnification provided in the certificate of incorporation is not exclusive of any other rights to which the person seeking indemnification may be entitled. The bylaws of PAG Mentor A1, Inc. further provide that the corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by law, and that this right is not exclusive of any other rights to which the person seeking indemnification may be entitled.

SDG Automotive Investments, LLC is organized as a limited liability company under the laws of Ohio.

SDG Automotive Investments, LLC is subject to the provisions of the Ohio Revised Code (“ORC”). Section 1705.32 of the ORC permits a limited liability company to indemnify any person. Furthermore, Section 1705.29(D) of the ORC provides that, unless otherwise provided in the articles of incorporation or operating agreement, a manager of a limited liability company shall be liable for damages for any action that such manager takes or fails to take as a manager only if it is proved by clear and convincing evidence in a court with jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company.

Oklahoma Registrants:

The registrants organized as limited liability companies under Oklahoma law are subject to the provisions of Oklahoma Limited Liability Company Act (“OLLCA”). Section 2017 of the OLLCA provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands as are set forth in the limited liability company agreement. The limited liability company agreements of the Oklahoma registrants do not provide for indemnification or limitation of liability.

South Carolina Registrants:

The registrants organized as corporations under South Carolina law are subject to the provisions of the South Carolina Code of Laws (“SCCL”). In particular, Article 5 of Chapter 8 of the SCCL authorizes a corporation to indemnify a director against liability incurred in the proceeding if certain conditions are met and, unless the corporation’s articles of incorporation provide otherwise, authorizes a corporation to indemnify an officer, employee, or agent of the corporation who is not a director under specified circumstances. Unless the corporation’s articles of incorporation provide otherwise, a South Carolina corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation. However, a South Carolina corporation may not indemnify a director under Article 5 of Chapter 8 of the SCCL (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless a corporation’s articles of incorporation provide otherwise, a director may apply for indemnification to a court of competent jurisdiction, which may order indemnification if it determines that the director is entitled to it. In addition, Section 33-2-102(e) of the SCCL permits a South Carolina corporation that meets certain specified criteria to include in its articles of incorporation provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision may not eliminate or limit the liability of a director under certain circumstances.

The bylaws of Gene Reed Chevrolet, Inc. provide that the corporation shall indemnify and save harmless all directors, officers, employees or agents of the corporation to the fullest extent permitted by the SCCL. The bylaws of Michael Chevrolet-Oldsmobile, Inc. provide that unless otherwise provided in the articles of incorporation, the corporation shall indemnify its directors under certain specified circumstances, and subject to certain limitations, and may indemnify officers, employees or agents of the corporation, as determined by the board of directors.

Tennessee Registrant:

United Nissan, Inc. is subject to the provisions of Title 48 of the Tennessee Code (“TC”). In particular, Section 48-18-502 of the TC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations. Section 48-18-503 provides that, unless limited by its charter, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party under specified circumstances. Additionally, Section 48-12-102(b) permits a Tennessee corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The charter of United Nissan, Inc. provides that no director shall be liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty, subject to certain limitations. The charter further provides that the directors, officers, employees and agents of the corporation shall be entitled to indemnification in accordance with the TC and in certain specified circumstances, and that these rights do not affect any rights to indemnification to which directors, officers, employees or agents may be entitled by contract or under the TC. The bylaws of United Nissan, Inc. provide that the corporation shall indemnify officers and directors under certain circumstances and subject to certain limitations.

Texas Registrants:

Section 8.003 of Title 1 of the Texas Business Organizations Code (“TBOC”) provides that the certificate of formation of a corporation may restrict the circumstances under which the corporation must or may indemnify a person. Sections 8.051 and 8.101 of the TBOC provides that a corporation must indemnify a governing person, former governing person, or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations. Section 8.052 permits a court to order a corporation to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, Section 7.001 of Title 1 of the TBOC allows a Texas corporation in its certificate of formation to provide that a governing person of the organization is not liable, or is liable only to the extent provided by the certificate of formation or similar instrument, to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person, except under certain circumstances.

The bylaws of Classic Special Advertising, Inc. provide that the corporation shall indemnify its directors and officers to the maximum extent permitted by the TBOC, subject to certain limitations, and that this provision is not exclusive of any other rights to which an officer or director may be entitled under any bylaw, agreement, insurance policy, or otherwise.

Sections 8.051 and 8.101 of Title 1 of the TBOC provides that a limited partnership must indemnify a governing person, former governing person, or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations. Section 8.052 permits a court to order a limited partnership to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, Section Sec. 8.003. allows the written partnership agreement of a limited partnership to restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person.

The partnership agreements or limited liability company agreements of the Texas registrants provide for limitation of liability of the partners to the partnership or members.

Item 16.  Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.  Undertakings

Each of the undersigned co-registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)              Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)       Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the TIA”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

INDEX TO EXHIBITS

Exhibit
Number	Description
*1.1	Form(s) of Underwriting Agreement.
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on July 2, 2007).
4.2	By-laws (incorporated by reference to exhibit 3.1 to the Company’s Form 8-K filed on October 23, 2013).
4.3	Form of Senior Indenture (incorporated by reference to exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on February 24, 2017, Registration No. 333-216228).
4.4

Subordinated Indenture dated as of November 21, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 21, 2014).

4.5	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed on January 21, 2010, Registration No. 333-164453).
*4.6	Form of Debt Warrant Agreement, including forms of Debt Warrant Certificates.
*4.7	Form of Common Stock Warrant Agreement, including Warrant Certificate of Common Stock.
*4.8	Form of Preferred Stock Warrant Agreement, including Warrant Certificate for Preferred Stock.
*4.9	Certificate of Designation of Preferred Stock.
5	Opinion of Shane M. Spradlin, General Counsel of the Company, as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of KPMG LLP.
23.5	Consent of Shane M. Spradlin, General Counsel of the Company (contained in Exhibit 5).
24	Powers of attorney (included on signature pages).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee for the form of Senior Indenture.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Indenture dated as of November 21, 2014.

* To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan on the 13th day of November, 2019.

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ J.D. Carlson
J.D. Carlson
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of November, 2019.

Signature	Position	Date

/s/ Roger S. Penske	Chair of the Board and	November 13, 2019
Roger S. Penske	Chief Executive Officer (Principal Executive Officer)

/s/ J.D. Carlson	Executive Vice President and Chief Financial Officer	November 13, 2019
J.D. Carlson	(Principal Financial and Accounting Officer)

/s/ John D. Barr	Director	November 13, 2019
John D. Barr

/s/ Lisa Davis	Director	November 13, 2019
Lisa Davis

/s/ Wolfgang Dürheimer	Director	November 13, 2019
Wolfgang Dürheimer

/s/ Michael R. Eisenson	Director	November 13, 2019
Michael R. Eisenson

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

/s/ Kimberly J. McWaters	Director	November 13, 2019
Kimberly J. McWaters

/s/ Roger S. Penske, Jr.	Director	November 13, 2019
Roger S. Penske, Jr.

/s/ Sandra E. Pierce	Director	November 13, 2019
Sandra E. Pierce

/s/ Greg C. Smith	Director	November 13, 2019
Greg C. Smith

/s/ Ronald G. Steinhart	Director	November 13, 2019
Ronald G. Steinhart

/s/ H. Brian Thompson	Director	November 13, 2019
H. Brian Thompson

/s/ Masashi Yamanaka	Director	November 13, 2019
Masashi Yamanaka

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Classic Auto Group, Inc.	Somerset Motors, Inc.
Classic Enterprises, LLC	UAG Central NJ, LLC
Classic Imports, Inc.	UAG Chantilly AU, LLC
Classic Management Company, Inc.	UAG Hudson CJD, LLC
Classic Motor Sales, LLC	UAG Classic, Inc.
Classic Nissan of Turnersville, LLC	UAG Connecticut, LLC
Classic Turnersville, Inc.	UAG Hudson, Inc.
Cycle Holdings, LLC	UAG Nanuet II, LLC
DiFeo Partnership LLC	UAG Northeast, LLC
HBL, LLC	UAG Turnersville Realty, LLC
PAG Annapolis JL1, LLC	UAG West Bay AM, LLC
PAG Chantilly M1, LLC	UAG West Bay FM, LLC
PAG Chantilly P1, LLC	UAG West Bay IA, LLC
PAG Connecticut LR1, LLC	UAG West Bay IAU, LLC
PAG East, LLC	UAG West Bay IB, LLC
PAG Edison B1, LLC	UAG West Bay II, LLC
PAG Greenwich B1, LLC	UAG West Bay IL, LLC
PAG Greenwich Holdings, LLC	UAG West Bay IM, LLC
PAG New Jersey A1, LLC	UAG West Bay IN, LLC
PAG New Jersey JL1, LLC	UAG West Bay IP, LLC
PAG New Jersey JL2, LLC	UAG West Bay IW, LLC
PAG New Jersey JL3, LLC
PAG New Jersey P1, LLC
PAG Turnersville AU, LLC
PAG Washington A1, LLC

By:	/s/ John Cragg
John Cragg
Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ John Cragg	Chairman of the Board	November 13, 2019
John Cragg	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

PAG Atlanta Management, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Tyler Heard	President	November 13, 2019
Tyler Heard	(Principal Executive Officer)

/s/ J. D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

County Auto Group Partnership
Danbury Auto Partnership
DiFeo Chrysler Plymouth Jeep Eagle Partnership
DiFeo Hyundai Partnership
DiFeo Leasing Partnership
DiFeo Nissan Partnership
DiFeo Tenafly Partnership
OCT Partnership

By: DiFeo Partnership, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ John Cragg	Chairman of the Board	November 13, 2019
John Cragg	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Hudson Motors Partnership

By: DiFeo Partnership, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ John Cragg	Chairman of the Board	November 13, 2019
John Cragg	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Somerset Motors Partnership

By: DiFeo Partnership, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ John Cragg	Chairman of the Board	November 13, 2019
John Cragg	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

UAG East, LLC
United Auto Finance, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ John Cragg	Chairman of the Board	November 13, 2019
John Cragg	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Late Acquisition I, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Walter P. Czarnecki, Jr.	President	November 13, 2019
Walter P. Czarnecki, Jr.	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

PAG International Services, LLC
UAG International Holdings, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske	Chairman of the Board	November 13, 2019
Roger S. Penske	(Principal Executive Officer)

/s/ J.D. Carlson	Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	President and Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

UAG Realty, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske	Chairman of the Board	November 13, 2019
Roger S. Penske	(Principal Executive Officer)

/s/ J.D. Carlson	Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	President and Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

CJNS, LLC		PAG West Acquisition 9, Inc.
Classic Special Advertising, Inc.		Peter Pan Motors, Inc.
Classic Special Automotive GP, LLC		PMRC, LLC
Classic Special, LLC		Relentless Pursuit Enterprises, Inc.
Europa Auto Imports, Inc.		SA Automotive, Ltd.
GMG Motors, Inc.		SAU Automotive, Ltd.
Goodson North, LLC		Scottsdale 101 Management, LLC
Goodson Spring Branch, LLC		Scottsdale Ferrari, LLC
HT Automotive, LLC		Scottsdale Management Group, Ltd.
KMT/UAG, Inc.		Scottsdale Paint & Body, LLC
Late Acquisition II, LLC		Sigma Motors, Inc.
PAG Austin H1, LLC		SK Motors, LLC
PAG Austin L1, LLC		SL Automotive, LLC
PAG AZ Properties, LLC		Sun Motors, LLC
PAG Chandler JLR, LLC		Tamburro Enterprises, Inc.
PAG Leander H1, LLC		UAG Capitol, Inc.
PAG Clovis T1, Inc.		UAG Clovis, Inc.
PAG Marin M1, Inc.		UAG Escondido A1, Inc.
PAG McAllen H1, LLC		UAG Escondido H1, Inc.
PAG North Orange A1, Inc.		UAG Escondido M1, Inc.
PAG McAllen T1, LLC		UAG Los Gatos, Inc.
PAG North Scottsdale BE, LLC		UAG Marin, Inc.
PAG North Scottsdale PP1, LLC		UAG San Diego A1, Inc.
PAG North Scottsdale M1, LLC		UAG San Diego AU, Inc.
PAG Northern California Management, Inc.		UAG San Diego H1, Inc.
PAG Ontario B1, Inc.		UAG San Diego Management, Inc.
PAG Orange County L1, Inc.		UAG Stevens Creek II, Inc.
PAG Orange County Management Company, Inc.		UAG Texas II, Inc.
PAG Orange County RR1, Inc.		UAG Texas, LLC
PAG Orange County S1, Inc.		UAG VK, LLC
PAG San Francisco N1, Inc.		United Ranch Automotive, LLC
PAG Santa Ana AVW, Inc.
PAG Santa Ana B1, Inc.
PAG Surprise T1, LLC
PAG Tempe M1, LLC

/s/ Bernard W. Wolfe
	By:	Bernard W. Wolfe,
Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bernard W. Wolfe	Chairman of the Board	November 13, 2019
Bernard W. Wolfe	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

PAG Texas Management Company, LLC
PAG West, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bernard W. Wolfe	President	November 13, 2019
Bernard W. Wolfe	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Automotive Media Holdings, LLC	UAG CHCC, Inc.
Central Ford Center, Inc.	UAG Chevrolet, Inc.
Covington Pike Dodge, Inc.	UAG Citrus Motors, LLC
Florida Chrysler Plymouth, Inc.	UAG Graceland II, Inc.
Gene Reed Chevrolet, Inc.	UAG Memphis IV, Inc.
Landers Buick-Pontiac, Inc.	UAG Michigan Cadillac, LLC
Landers Ford North, Inc.	UAG Michigan H1, LLC
Michael Chevrolet-Oldsmobile, Inc.	UAG Michigan Pontiac-GMC, LLC
Motorcars Acquisition III, LLC	UAG Michigan T1, LLC
Motorcars Acquisition VI, LLC	UAG Michigan TMV, LLC
National City Ford, Inc.	UAG West Bay IV, LLC
PAG Acquisition 27, LLC	UnitedAuto Dodge of Shreveport, Inc.
PAG Acquisition 28, LLC	United Nissan, Inc. (GA)
PAG Distributor S1, LLC	United Nissan, Inc. (TN)
PAG Goodyear F1, LLC	West Palm Auto Mall, Inc.
PAG West Bay MIT, LLC	Westbury Superstore, Ltd.
Peachtree Nissan, Inc.	Young Management Group, Inc.
UAG Carolina, Inc.

By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
Chairman of the Board and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	Chairman of the Board, President and Director	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

PAG Acquisition 61, LLC
PAG Acquisition 62, LLC
PAG Acquisition 63, LLC
PAG Acquisition 64, LLC
PAG Acquisition 65, LLC
PAG Acquisition 66, LLC
eCarShop, LLC

By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
Chairman of the Board and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	Chairman of the Board, President and Director	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ J.D. Carlson	Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

United Auto Scottsdale Property Holdings, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bernard W. Wolfe	Chairman of the Board	November 13, 2019
Bernard W. Wolfe	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

UAG Houston Acquisition, Ltd.

By: UAG Texas, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bernard W. Wolfe	Chairman of the Board	November 13, 2019
Bernard W. Wolfe	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

WTA Motors, Ltd.

By: Late Acquisition II, LLC
Its: General Partner

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bernard W. Wolfe	Chairman of the Board	November 13, 2019
Bernard W. Wolfe	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

United Auto Licensing, LLC

By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	President, Treasurer and Director	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer, Principal Accounting
Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Auto Mall Payroll Services, Inc.		PAG Roswell B1, LLC
Brett Morgan Chevrolet-Geo, Inc.		Palm Auto Plaza, LLC
D. Young Chevrolet, LLC		SDG Automotive Investments, LLC
Dan Young Chevrolet, Inc.		UAG Arkansas FLM, LLC
Dan Young Motors, LLC		UAG Atlanta H1, LLC
Dealer Accessories, LLC		UAG Atlanta IV Motors, LLC
FRN of Tulsa, LLC		UAG Central Region Management, LLC
Landers Auto Sales, LLC		UAG Duluth, Inc.
Motorcars Acquisition IV, LLC		UAG Fayetteville I, LLC
Motorcars Acquisition V, LLC		UAG Fayetteville II, LLC
Motorcars Acquisition, LLC		UAG Fayetteville III, LLC
PAG Arkansas F1, LLC		UAG Kissimmee Motors, LLC
PAG Arkansas F2, LLC		UAG Landers Springdale, LLC
PAG Bedford A1, LLC		UAG Memphis II, Inc.
PAG Bedford P1, LLC		UAG Memphis Management, Inc.
PAG Bedford Properties, LLC		UAG Mentor Acquisition, LLC
PAG Davie P1, LLC		UAG Minneapolis B1, LLC
PAG Madison L1, LLC		UAG Royal Palm M1, LLC
PAG Madison T1, LLC		UAG Royal Palm, LLC
PAG Mentor A1, LLC		UAG Tulsa Holdings, LLC
PAG Michigan Holdings, LLC		UAG Young II, Inc.
PAG Orlando General, LLC		UAG-Caribbean, Inc.
PAG Orlando Limited, LLC		West Palm Nissan, LLC

	By:	/s/ Tyler Heard
Tyler Heard Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Tyler Heard	Chairman of the Board	November 13, 2019
Tyler Heard	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

United AutoCare Products, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Tyler Heard	Chairman of the Board	November 13, 2019
Tyler Heard	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

PAG Investments, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	Chairman of the Board	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ J.D. Carlson	Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Atlantic Auto Funding Corporation
Atlantic Auto Second Funding Corporation
Atlantic Auto Third Funding Corporation
UAG Finance Company, Inc.
United Auto Fifth Funding, Inc.
United Auto Fourth Funding, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
President and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	President, Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Executive Officer, Principal
Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Penske Car Rental (DT) Memphis, LLC
Penske Car Rental Holdings, LLC
Penske Car Rental Indiana, LLC
Penske Car Rental Memphis, LLC
PAG Cycles MI, LLC

By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	President and Director	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ J.D. Carlson	Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Classic Oldsmobile Pontiac-GMC Truck, Ltd.
Classic Special Automotive, Ltd.
Classic Special Hyundai, Ltd.
Hill Country Imports, Ltd.

By: Tamburro Enterprises, Inc.
Its: General Partner

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bernard W. Wolfe	Chairman of the Board	November 13, 2019
Bernard W. Wolfe	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019..

PAG Orlando Partnership, Ltd.

By: PAG Orlando General, LLC
Its: General Partner

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Tyler Heard	Chairman of the Board	November 13, 2019
Tyler Heard	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	November 13, 2019
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	November 13, 2019
Robert H. Kurnick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Penske Commercial Vehicles US, LLC

By:	PAG Investments, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Shearing	President, Chief Executive Officer and Manager
Richard Shearing	(Principal Executive Officer)	November 13, 2019

/s/ J.D. Carlson	Assistant Treasurer and Manager
J.D. Carlson	(Principal Accounting Officer and	November 13, 2019
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Assistant Secretary and Manager	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ George Brochick
George Brochick	Manager	November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

ATC Chattanooga, LLC
ATC Knoxville, LLC
ATC Realty Investments, LLC
ATC West Texas, LLC
Single Source Truck Parts, LLC
The Around the Clock Freightliner Group, LLC
PTG of Idaho, LLC
PTG of Utah, LLC

By: Penske Commercial Vehicles US, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Shearing	President, Chief Executive Officer and Manager
Richard Shearing	(Principal Executive Officer)	November 13, 2019

/s/ J.D. Carlson	Assistant Treasurer and Manager
J.D. Carlson	(Principal Accounting Officer and	November 13, 2019
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Assistant Secretary and Manager	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ George Brochick
George Brochick	Manager	November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

Bowen Realty Investments, LLC

By:	ATC Realty Investments, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Shearing	President, Chief Executive Officer and Manager
Richard Shearing	(Principal Executive Officer)	November 13, 2019

/s/ J.D. Carlson	Assistant Treasurer and Manager
J.D. Carlson	(Principal Accounting Officer and	November 13, 2019
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Assistant Secretary and Manager	November 13, 2019
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ George Brochick
George Brochick	Manager	November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on November 13, 2019.

PAG New Jersey CS, LLC
PAG Pennsylvania CS, LLC
PAG Arizona CS, LLC
PAG Delaware CS, LLC
PAG Maryland CS, LLC
PAG Virginia CS, LLC

By:	/s/ Tyler Heard
Tyler Heard
Chairman and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Tyler Heard	Chairman and President
Tyler Heard	(Principal Executive Officer)	November 13, 2019

/s/ J.D. Carlson	Assistant Treasurer and Director
J.D. Carlson	(Principal Accounting Officer and	November 13, 2019
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director
Robert H. Kurnick, Jr.		November 13, 2019